UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2009

PASHMINADEPOT.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-151909	26-1703723
(Commission File Number)	(IRS Employer Identification No.)

9694 Royal Palm Blvd., Coral Springs, Fl 33065
 (Address of Principal Executive Offices, Zip Code)

(954) 856-5718
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Agreement to Purchase Stock of SwissINSO SA

On September 10, 2009, Pashminadepot.com, Inc. (the “Registrant”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with SwissINSO SA, a Swiss corporation with a registered office in Lausanne, Switzerland (“SwissINSO”), and its shareholders, Michel Gruering, Yves Ducommun, Jean-Bernard Wurm, Muttiah Yogananthan, Manuel de Souza, Antoine Eigenmann, Ergoma SA, SICG SA and Albert Krauer, pursuant to which the Registrant will purchase all of the shares of SwissINSO (the “Shares”). Upon the consummation of such acquisition, SwissINSO will become a wholly-owned subsidiary of the Registrant. The purchase price for the Shares is 50,000,000 shares of the Registrant’s common stock.  The Registrant will also issue an additional 5,000,000 shares of its common stock to SwissINSO’s principal shareholder, Michel Gruering, upon conversion of his existing shareholder loan to SwissINSO.

In accordance with the terms of the Stock Purchase Agreement, until the earlier of the closing of the acquisition or the termination of the Stock Purchase Agreement in accordance with its terms, neither SwissINSO, its shareholders nor its or their respective officers, managers, directors, employees, agents, representatives and affiliates shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons relating to SwissINSO or the Shares.

The transactions contemplated in the Stock Purchase Agreement will be consummated when all of the conditions and obligations of the parties as set forth therein are satisfied or waived, including but not limited to the cancellation of 59,950,000 shares of the common stock of the Registrant currently held by Albury Investments Limited and receipt of audited financial statements of SwissINSO as required by the rules and regulations of the Securities and Exchange Commission.

Prior to the closing, the Registrant has agreed to prepare and mail to its shareholders an Information Statement under the Exchange Act to reincorporate the Registrant in Delaware and to change the Registrant’s corporate name to SwissINSO Holding Inc.

For all the terms of the Stock Purchase Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning such agreement are qualified by references to said exhibit.

Loan to SwissINSO

On September 10, 2009, the Registrant lent SwissINSO $500,000; said funds were obtained by the Registrant as described below. SwissINSO intends to use such funds for working capital purposes and not for the satisfaction of any portion of any debt or to pay back salaries or wages, other than an aggregate of $75,000 which can be used for back salaries or wages. The interest-free loan is secured by all the assets of SwissINSO and is due within the earlier of 120 days or when SwissINSO or the Registrant consummates a sale of securities in the amount of at least $5,000,000. Pursuant to the Stock Purchase Agreement, an additional $250,000 is to be lent to SwissINSO within 5 days.

Bridge Financing

On September 10, 2009, the Registrant entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with an overseas accredited investor (the “Investor”), pursuant to which the Investor purchased $500,000 of the Registrant’s 9% Promissory Note (the “Note”). The Note, which bears interest at the rate of 9% per annum, is due within the earlier of 120 days or when the Registrant or SwissINSO consummates a sale of securities in the amount of at least $5,000,000. The Registrant can require the Investor to convert the Note into the securities to be issued by the Registrant in such financing.  The proceeds of the Note purchase were lent to SwissINSO as discussed above.

For all the terms of the Note Purchase Agreement, the form of the Note issued to the Investor, the Secured Note issued by SwissINSO to the Registrant and the Security Agreement between the Registrant and SwissINSO, reference is hereby made to such agreements annexed hereto as Exhibits 10.2, 10.3, 10.4 and 10.5. All statements made herein concerning such agreements are qualified by references to said exhibits.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Bridge Financing is incorporated into this Item 2.03 by reference.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits:

10.1    Stock Purchase Agreement dated September 10, 2009 made among Pashminadepot.com, Inc., SwissINSO SA,  Michael Gruering, Yves Ducommun, Jean-Bernard Wurm, Muttiah Yogananthan, Manuel de Souza, Antoine Eigenmann, Ergoma SA, SICG S.A. and Albert Krauer

10.2     Note Purchase Agreement dated September 10, 2009 between Pashminadepot.com, Inc. and the purchaser thereof

10.3    9% Promissory Note of Pashminadepot.com, Inc. dated September 10, 2009 issued in the principal amount of $500,000

10.4    Secured Note dated September 10, 2009 issued by SwissINSO SA to Pashminadepot.com, Inc.

10.5    Security Agreement dated September 10, 2009 between Pashminadepot.com, Inc. and SwissINSO SA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASHMINADEPOT.COM, INC.

September 15, 2009	By:	/s/ Edward Sanders
Name: Edward Sanders
Title: President